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                                                                    EXHIBIT 23.5

                                November 10, 1999

King Ranch, Inc.
1415 Louisiana, Suite 2300
Wedge International Tower
Houston, Texas 77002

Gentlemen:

     We hereby consent to the filing of our opinion to you dated July 27, 1999, with the Securities and Exchange Commission as Exhibit 8.1 to the St. Mary Land & Exploration Company Registration Statement on Form S-4, and to the use of our name in the Joint Proxy/Consent Statement forming a part of the Registration Statement under the caption "Legal Matters."

                                             Very truly yours,


                                             /S/ LOCKE LIDDELL & SAPP LLP
                                             -----------------------------------
                                             Locke Liddell & Sapp LLP